Exhibit 99.1

News Release

Contacts:

Mark A. Smith, Chief Executive Officer	Kevin S. Inda
Geospatial Holdings, Inc.	Corporate Communications, Inc.
msmith@geospatialcorporation.com	Kevin.Inda@cci-ir.com
724-353-3400	407-566-1180

Geospatial Holdings Names David Vosbein

Executive VP/Worldwide Strategic Initiatives & A Director

Founder, Former CEO and President of Wellstream Corporation

Joins Geospatial’s Growing Management Group

PITTSBURGH. PA. - (November 3, 2008) - Geospatial Holdings, Inc. (OTC BB: GSPH) today announced the hiring of David Vosbein as Executive Vice-President/Worldwide Strategic Initiatives and a member of the board of directors.

Prior to joining Geospatial, Mr. Vosbein has been the Founder and CEO of several successful energy and technology companies.

In 1982 Mr. Vosbein founded Wellstream Corporation, and served as the company’s CEO and President prior to the company’s sale in 1995 to Dresser Industries and subsequent sale in 1998 to Halliburton (NYSE: HAL) and in 2003 to the private equity group Candover Investment Partners. Now Wellstream Holdings, PLC, (www.wellstream.com) the company is the largest provider of dynamic flexble riser pipelines and static flowlines manufactured for applications in deep and ultra deep undersea environments. Wellstream, which trades on the London Stock Exchange, (symbol “WSM”) employs over 1000 people internationally with facilities in the UK, USA, Canada, Brazil and Australia.

Since leaving Wellstream, Mr. Vosbein has served as Founder and CEO of The Offshore Group, an independent oil and gas exploration and production company; established a joint venture flexible pipe production plant in Changchun, China, and founded Simulis, LLC (www.simulis.com) a licensor of patented technology and software tools providing Simulation-Based Assessment and Training Products for the energy, healthcare and aviation industries. Simulis has licensed its technology to Simultech, LLC (www.simultech-usa.com). Customers using Simulis technology include Halliburton, Schlumberger (NYSE: SLB), Weatherford (NYSE: WFT), Pemex, Kaiser Permanente, Smiths Medical, and the American Nurses Association.

Mr. Vosbein received a Bachelor of Business Administration/Economics from Tulane University and his Juris Doctor in Admiralty and Oil and Gas Law from Loyola University.

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Geospatial Holdings Names Executive VP

November 3, 2008

Mark Smith, Geospatial’s CEO stated, “David is a wonderful addition to the Geospatial team. In addition to 30 years of legal, entrepreneurial and mergers & acquisition experience within the energy infrastructure industry, David brings a unique understanding of the benefits to be derived by combining Geospatial’s technologies with strong strategic global partners.”

Mr. Vosbein stated, “The worldwide opportunities for Geospatial’s technologies are limitless. Of all of the successful infrastructure and technology ventures that I have been fortunate enough to be involved in, Geospatial presents my most exciting challenge. I am delighted to join the current management team at Geospatial.”

Richard Nieman has stepped down as a director to open a seat for Mr. Vosbein on the board, and will continue his role as Executive Director Corporate Development.

ABOUT GEOSPATIAL

Based in Pittsburgh, Pennsylvania, Geospatial operates globally through its wholly-owned operating subsidiary, Geospatial Mapping Systems, Inc.. (d/b/a Geospatial Corporation). Geospatial is an innovative solutions provider of proprietary technologies that permit the accurate mapping and interior geometry assessments of underground pipelines. Geospatial’s technologies permit the Company to economically collect, store and retrieve XYZ mapping coordinates of a pipeline centerline to create three-dimensional Geographic Information System (GIS) databases.

Additional info on Geospatial can be found on our website at www.geospatialcorporation.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2008 and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Report on Form 8-K filed with the Commission on May 1, 2008. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

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